EXHIBIT 99.1

FOR IMMEDIATE RELEASE

COASTALSOUTH BANCSHARES, INC. REPORTS EARNINGS FOR FOURTH QUARTER 2025

ATLANTA, GA (January 20, 2026) – CoastalSouth Bancshares, Inc. (“CoastalSouth” or the “Company”) (NYSE: COSO), the holding company for Coastal States Bank (the “Bank” or "CSB"), today reported net income of $7.1 million, or $0.58 per diluted share, for the fourth quarter of 2025, compared to approximately $6.7 million, or $0.54 per diluted share, for the third quarter of 2025, and $5.7 million, or $0.54 per diluted share, for the fourth quarter of 2024. For the year ended December 31, 2025, the Company reported net income of $24.9 million, or $2.16 per diluted share, compared with $21.9 million, or $2.09 per diluted share, for the year ended December 31, 2024.

Commenting on the Company’s results, President and Chief Executive Officer, Stephen R. Stone stated, “We are pleased to report record net income for the year of $24.9 million and pre-tax pre-provision net revenue1 ("PPNR") of $34.3 million, which is an increase of 23.6% compared to December 31, 2024. We also produced over $776.0 million in loan commitments and grew core deposits1 by over $120.7 million."

Mr. Stone also announced the Company's strategic expansion into the Charleston, SC market. "This expansion builds upon the strong foundation we have established in the Lowcountry and reflects our continued investment in this dynamic region,” said Stone. "CSB has assembled a locally based commercial banking team with extensive experience serving businesses throughout Charleston and the broader Lowcountry market. The team we have assembled, led by Edward Vaughan, Charleston Market President, will help us continue to drive strong loan and deposit growth."

Fourth Quarter 2025 Performance Highlights:

•
Net income of $7.1 million or $0.58 per diluted share
•
Return on average assets ("ROAA") of 1.24%
•
Return on average equity ("ROAE") of 11.02%; Return on average tangible common equity1 ("ROATCE") of 11.24%
•
Net interest margin of 3.60%, an increase of 2 basis points from the third quarter of 2025
•
Efficiency ratio of 55.34% for the fourth quarter of 2025
•
Loans held for investment ("LHFI") production2 of $225.1 million during the fourth quarter of 2025 led to LHFI growth of $64.3 million, up 16.4% annualized from the third quarter of 2025
•
Book value per share growth of $0.75, or 14.23% annualized, to $21.66 at December 31, 2025; Tangible book value1 per share growth of $0.76, or 14.72% annualized, to $21.25 at December 31, 2025 from the third quarter of 2025
•
Total shareholders' equity to total assets of 11.25%, compared to 11.10% as of the third quarter of 2025; Tangible common equity1 to tangible assets1 of 11.06%, compared to 10.91% at September 30, 2025
•
Net charge-offs to average loans held for investment of 0.00%
•
Nonperforming assets to total assets of 0.79%; adjusted nonperforming assets to total assets1 of 0.62%
•
Allowance for credit losses ("ACL") on LHFI to total LHFI of 1.16%; ACL on LHFI to nonperforming loans of 102.39%

Operating Highlights

Net interest income totaled $19.9 million for the fourth quarter of 2025, an increase of $673 thousand, or 3.5%, from $19.2 million for the third quarter of 2025 and an increase of $3.6 million, or 22.1% from the fourth quarter of 2024. The Company’s net interest margin expanded to 3.60% for the fourth quarter of 2025, a 2 basis point increase from the third quarter of 2025 and a 39 basis point increase from the fourth quarter of 2024.

The yield on average interest-earning assets for the fourth quarter of 2025 decreased to 5.98% from 6.14% for the third quarter of 2025. This decrease was primarily related to an overall yield decrease in all interest-earning assets, primarily due to the recent interest rate cuts, albeit a significant growth in average total earning assets. Compared to the fourth quarter of 2024, yields on earning assets decreased 4 basis points to 5.98% from 6.02%. The decrease was primarily attributable to the aforementioned interest rate cuts during 2025, offset by significant growth of $171.9 million in average total earning assets, primarily in LHFI.

1 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

2 The Company defines production as original loan commitment, which includes both funded and unfunded balances.

The Company’s total cost of funds was 2.60% for the fourth quarter of 2025, a decrease of 19 basis points and 39 basis points compared with the third quarter of 2025 and fourth quarter of 2024, respectively. Deposit costs decreased 13 basis points during the fourth quarter of 2025 to 2.59%, compared to 2.72% in the third quarter of 2025. The cost of interest-bearing deposits decreased 14 basis points during the fourth quarter of 2025 to 3.09%, compared with 3.23% in the third quarter of 2025, reflecting continued repricing of certificates of deposits in the fourth quarter of 2025.

Noninterest income totaled $2.3 million for the fourth quarter of 2025, an increase of $195 thousand, or 9.3%, from the third quarter of 2025, primarily attributable to an increase in gain on sale of government guaranteed loans ("GGL"), service charges on deposits, mortgage banking related income and other noninterest income. Noninterest expense totaled $12.3 million for the fourth quarter of 2025, an increase of $406 thousand, or 3.4%, from the third quarter of 2025, primarily due to higher salaries and employee benefits; offset by decreases in other categories, primarily other professional services.

The Company’s effective tax rate for the fourth quarter of 2025 was 18.3%, compared to 23.2% for the third quarter of 2025 and 14.3% for the fourth quarter of 2024. The decrease in effective tax rate from the third quarter of 2025 was primarily due to a higher recognition of benefits from tax credits in the fourth quarter of 2025.

Balance Sheet Trends

Total assets were $2.31 billion at December 31, 2025, an increase of $207.9 million, or 9.9%, from $2.10 billion at December 31, 2024. Loans held for sale ("LHFS") were $170.9 million at December 31, 2025, a decrease of $3.1 million, or 1.8%, from $174.0 million at December 31, 2024. Gross LHFI were $1.62 billion at December 31, 2025, an increase of $207.9 million, or 14.7%, from $1.41 billion at December 31, 2024.

Total deposits were $1.99 billion at December 31, 2025, an increase of $152.9 million, or 8.3%, from $1.83 billion at December 31, 2024. Noninterest-bearing deposits were $312.3 million at December 31, 2025, or 15.7% of total deposits, compared to $302.9 million, or 16.5% of total deposits, at December 31, 2024. Brokered certificates of deposits, a component of time deposits, were $307.0 million at December 31, 2025, as compared to $274.9 million at December 31, 2024, an increase of $32.1 million, or 11.7%.

Credit Quality

During the fourth quarter of 2025, the Company recorded a provision for credit losses of $1.2 million, compared to $653 thousand and $1.2 million during the third quarter of 2025 and fourth quarter of 2024, respectively. The provision expense recorded during the fourth quarter of 2025 was due to increased loan production and other changes in loss rates and economic factors. The Company's annualized net charge-offs (recoveries) to average LHFI ratio was 0.00% for the fourth quarter of 2025 as compared to 0.03% and (0.02)% during the third quarter of 2025 and fourth quarter of 2024, respectively.

Nonperforming assets totaled $18.3 million, or 0.79% of total assets, at December 31, 2025 compared to $15.9 million, or 0.76% of total assets at December 31, 2024. The $2.4 million increase in nonperforming assets at December 31, 2025 from December 31, 2024 was primarily due to the transfer of one senior housing loan to nonaccrual. This is a construction loan for an assisted living facility that is approximately 92% complete and has a current loan-to-value of 55%. Adjusted nonperforming assets3, which excludes the guaranteed portions of nonaccrual loans, was $14.2 million, or 0.62% of total assets, at December 31, 2025 compared to $11.1 million, or 0.53% of total assets, at December 31, 2024.

About CoastalSouth Bancshares, Inc.

CoastalSouth Bancshares, Inc. is a bank holding company headquartered in Atlanta, Georgia. Through our wholly owned subsidiary, Coastal States Bank, a South Carolina state-chartered commercial bank, we offer a full range of banking products and services designed for businesses, real estate professionals, and consumers looking for a deep and meaningful relationship with their bank. To learn more about Coastal States Bank, visit www.coastalstatesbank.com.

Contacts

Stephen R. Stone	Anthony P. Valduga
President and Chief Executive Officer	Chief Financial Officer / Chief Operating Officer
678-396-4605
investorrelations@coastalstatesbank.com

3 Considered non-GAAP financial measure - See "Non-GAAP Financial Measures" and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

Forward-Looking Statements

Statements in this press release regarding future events and our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets, constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical in nature and may be identified by references to a future period or periods by the use of the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” The forward-looking statements in this press release should not be relied on because they are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of known and unknown risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, and other factors, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans.

Factors that might cause such differences include, but are not limited to: the impact of current and future economic conditions, particularly those affecting the financial services industry, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing; potential impacts of any adverse developments in the banking industry, including any impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto; changes in the interest rate environment, including changes to the federal funds rate; changes in prices, values and sales volumes of residential and commercial real estate; competition in our markets that may result in increased funding costs or reduced earning assets yields, thus reducing margins and net interest income; interest rate fluctuations, which could have an adverse effect on the Company’s profitability; a breach in security of our information systems, including the occurrence of a cyber-attack incidents or a deficiencies in cyber security; risks related to potential acquisitions; government actions or inactions, including a prolonged shutdown of the federal government, tariffs, or trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U.S. exports, disruptions to supply chains, and decreased demand for other banking products and services), legislation or regulatory changes which could adversely affect the ability of the consolidated Company to conduct business combinations or new operations; changes in tax laws; significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities; the effects of war or other conflicts, domestic civil unrest and tyranny, and changes in the overall geopolitical landscape; and adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in the section titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s final prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2025 (Registration No. 333-287854), relating to our initial public offering, and in other documents that we file with the SEC from time to time, which are available on the SEC’s website, http://www.sec.gov.

In addition, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release or to make predictions based solely on historical financial performance.

Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, express or implied, included in this press release are qualified in their entirety by this cautionary statement.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights (unaudited)							Table 1A
	As of and for the Three Months Ended					As of and for the Year Ended
(dollars in thousands except	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
per share amounts)	2025	2025	2025	2025	2024	2025	2024
Selected Operating Data:
Interest income	$33,006	$32,890	$31,793	$30,024	$30,537	$127,713	$123,649
Interest expense	13,143	13,700	13,715	13,265	14,266	53,823	58,327
Net interest income	19,863	19,190	18,078	16,759	16,271	73,890	65,322
Provision for credit losses	1,162	653	752	629	1,240	3,196	553
Noninterest income	2,295	2,100	1,795	1,881	1,958	8,071	4,514
Noninterest expense	12,262	11,856	12,092	11,419	10,335	47,629	42,068
Income tax expense	1,598	2,040	1,064	1,542	950	6,244	5,311
Net income	7,136	6,741	5,965	5,050	5,704	24,892	21,904
Adjusted net income (1)	7,136	6,749	5,965	5,050	5,704	24,900	24,558
Share and Per Share Data:
Basic earnings per share	$0.60	$0.57	$0.58	$0.49	$0.56	$2.24	$2.15
Adjusted basic earnings per share (1)	$0.60	$0.57	$0.58	$0.49	$0.56	$2.24	$2.41
Diluted earnings per share	$0.58	$0.54	$0.57	$0.47	$0.54	$2.16	$2.09
Adjusted diluted earnings per share (1)	$0.58	$0.54	$0.57	$0.47	$0.54	$2.16	$2.35
Book value per share	$21.66	$20.91	$20.37	$19.67	$19.01	$21.66	$19.01
Tangible book value per share (1)	$21.25	$20.49	$19.88	$19.17	$18.51	$21.25	$18.51
Shares of common stock outstanding	11,980,412	11,978,921	10,278,921	10,274,271	10,270,146	11,980,412	10,270,146
Weighted average diluted shares outstanding	12,387,619	12,325,462	10,612,255	10,642,078	10,596,364	11,520,215	10,470,633
Selected Balance Sheet Data:
Total assets	$2,306,586	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,306,586	$2,098,712
Securities available-for-sale, at fair value (2)	330,503	334,955	331,760	325,478	335,267	330,503	335,267
Gross loans held for investment	1,617,315	1,552,976	1,527,199	1,472,232	1,409,443	1,617,315	1,409,443
Loans held for sale	170,933	231,593	209,101	187,481	174,033	170,933	174,033
Allowance for credit losses	18,743	18,028	17,497	17,104	17,118	18,743	17,118
Goodwill and other intangible assets	6,262	6,186	6,190	6,199	6,386	6,262	6,386
Total deposits	1,987,684	1,949,672	1,968,301	1,937,693	1,834,802	1,987,684	1,834,802
Core deposits (1)	1,680,650	1,654,764	1,660,409	1,650,358	1,559,904	1,680,650	1,559,904
Other borrowings	30,000	25,000	14,753	20,738	41,725	30,000	41,725
Total Shareholders' equity	259,529	250,438	209,365	202,104	195,232	259,529	195,232

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

(2) The Company did not have securities held to maturity in any of the periods presented.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Financial Highlights - continued (unaudited)							Table 1B
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Performance Ratios:
Pre-tax, pre-provision net revenue (PPNR) (1)	$9,896	$9,434	$7,781	$7,221	$7,894	$34,332	$27,768
Return on average assets (ROAA) (2)	1.24%	1.20%	1.09%	0.97%	1.07%	1.13%	1.05%
Adjusted return on average assets (Adj. ROAA) (1)(2)	1.24	1.20	1.09	0.97	1.07	1.13	1.18
Return on average equity (2)	11.02	10.84	11.62	10.25	11.65	10.94	12.13
Adjusted return on average equity (1)(2)	11.02	10.85	11.62	10.25	11.65	10.95	13.60
Return on average tangible common equity (ROATCE) (1)(2)	11.24	11.07	11.92	10.52	11.97	11.19	12.49
Adjusted return on average tangible common equity (Adj. ROATCE) (1)(2)	11.24	11.08	11.92	10.52	11.97	11.20	14.00
Net interest rate spread (2)	2.87	2.83	2.76	2.67	2.42	2.79	2.48
Net interest margin (2)	3.60	3.58	3.46	3.38	3.21	3.51	3.29
Efficiency ratio	55.34	55.69	60.85	61.26	56.70	58.11	60.24
Efficiency ratio, as adjusted (1)	55.34	55.66	60.85	61.26	56.70	58.10	57.39
Noninterest income to average total assets (2)	0.40	0.37	0.33	0.36	0.37	0.37	0.22
Noninterest income to total revenue	10.36	9.86	9.03	10.09	10.74	9.85	6.46
Adjusted noninterest income to total adjusted revenue (1)	10.36	9.91	9.03	10.09	10.74	9.86	10.89
Noninterest expense to average total assets (2)	2.13	2.11	2.21	2.19	1.94	2.16	2.02
Average interest-earning assets to average interest-bearing liabilities	130.41	129.16	126.50	126.31	127.90	128.13	127.70
Average equity to average total assets	11.22	11.08	9.37	9.46	9.20	10.31	8.65
Asset Quality Data:
Net charge-offs to average LHFI (2)	0.00%	0.03%	0.06%	0.00%	(0.02)%	0.02%	0.01%
Net charge-offs to total average loans (2)	0.00	0.03	0.05	0.00	(0.02)	0.02	0.01
Total allowance for credit losses to total LHFI	1.16	1.16	1.15	1.16	1.21	1.16	1.21
Total allowance for credit losses to total loans	1.05	1.01	1.01	1.03	1.08	1.05	1.08
Total allowance for credit losses to nonperforming loans	102.39	127.03	118.99	117.11	114.07	102.39	114.07
Nonperforming loans to gross LHFI	1.13	0.91	0.96	0.99	1.06	1.13	1.06
Nonperforming assets to total assets	0.79	0.63	0.66	0.70	0.76	0.79	0.76
Adjusted nonperforming assets to total assets (1)	0.62	0.43	0.46	0.49	0.53	0.62	0.53
Balance Sheet and Capital Ratios:
Loan-to-deposit ratio	89.97%	91.53%	88.21%	85.65%	86.30%	89.97%	86.30%
Noninterest-bearing deposits to total deposits	15.71	16.08	15.92	15.52	16.51	15.71	16.51
Total shareholders' equity to total assets	11.25	11.10	9.43	9.23	9.30	11.25	9.30
Tangible common equity to tangible assets (1)	11.06	10.91	9.22	9.01	9.08	11.06	9.08
Tier 1 leverage ratio (3)	11.18	11.15	10.22	10.62	10.64	11.18	10.64
Common equity tier 1 ratio (3)	12.30	11.94	11.09	11.55	12.07	12.30	12.07
Tier 1 risk-based capital ratio (3)	12.30	11.94	11.09	11.55	12.07	12.30	12.07
Total risk-based capital ratio (3)	13.31	12.90	12.04	12.52	12.97	13.31	12.97
Other:
Number of branches	11	11	11	11	11	11	11
Number of full-time equivalent employees	196	194	188	180	181	189	180

(1) Considered non-GAAP financial measure - See "Non-GAAP Financial Measures” and reconciliation of GAAP to non-GAAP financial measures in tables 10A - 10I.

(2) Represents annualized data.

(3) Ratios are for Coastal States Bank only. Ratios for December 31, 2025 are preliminary.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Quarter End Balance Sheets (unaudited)					Table 2
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024
Assets
Cash and due from banks	$41,538	$20,088	$23,245	$19,380	$37,320
Federal funds sold	38,229	6,191	20,045	79,153	30,641
Investment securities (1)	339,262	342,990	338,601	332,312	342,750
Loans held for sale (LHFS)	170,933	231,593	209,101	187,481	174,033
Loans held for investment (LHFI)	1,617,315	1,552,976	1,527,199	1,472,232	1,409,443
Allowance for credit losses on LHFI	(18,743)	(18,028)	(17,497)	(17,104)	(17,118)
Loans held for investment, net	1,598,572	1,534,948	1,509,702	1,455,128	1,392,325
Bank-owned life insurance	48,296	47,833	47,373	46,924	46,484
Premises, furniture and equipment, net	18,122	18,186	18,166	17,837	17,796
Deferred tax asset	16,370	16,262	17,211	17,123	18,148
Goodwill & intangible assets (2)	6,262	6,186	6,190	6,199	6,386
Other assets	29,002	31,112	31,611	28,854	32,829
Total assets	$2,306,586	$2,255,389	$2,221,245	$2,190,391	$2,098,712

Liabilities and shareholders' equity
Liabilities
Deposits
Noninterest-bearing transaction accounts	$312,251	$313,604	$313,386	$300,678	$302,907
Interest-bearing transaction accounts	214,620	198,753	209,816	191,452	181,068
Savings and money market	673,609	634,826	628,729	650,050	591,626
Time deposits	787,204	802,489	816,370	795,513	759,201
Total deposits	1,987,684	1,949,672	1,968,301	1,937,693	1,834,802
Federal Home Loan Bank of Atlanta advances	30,000	25,000	-	-	15,000
Subordinated debt, net	-	-	14,753	14,741	14,730
Revolving commercial line of credit, net	-	-	-	5,997	11,995
Other liabilities	29,373	30,279	28,826	29,856	26,953
Total liabilities	2,047,057	2,004,951	2,011,880	1,988,287	1,903,480

Shareholders' equity
Voting common stock	10,868	10,449	8,107	8,102	8,098
Nonvoting common stock	1,112	1,530	2,172	2,172	2,172
Capital surplus	189,882	189,654	159,267	158,997	158,755
Accumulated income	66,886	59,750	53,009	47,044	41,994
Accumulated other comprehensive loss	(9,219)	(10,945)	(13,190)	(14,211)	(15,787)
Total shareholders' equity	259,529	250,438	209,365	202,104	195,232

Total liabilities and shareholders' equity	$2,306,586	$2,255,389	$2,221,245	$2,190,391	$2,098,712

(1) No ACL on investment securities was recognized for the periods presented; includes securities available-for-sale and non-marketable equity securities.

(2) Includes commercial mortgage servicing rights of $1.3 million, $1.2 million, $1.1 million, $1.1 million, and $1.2 million for December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Statements of Operations (unaudited)							Table 3
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Interest income
Interest on cash and due from banks	$109	$129	$111	$135	$122	$484	$534
Interest on federal funds sold	624	616	698	963	870	2,901	3,751
Interest and dividends on investment securities	3,734	4,125	3,875	3,800	3,994	15,534	16,046
Interest and fees on LHFS	3,771	3,422	3,296	2,819	3,404	13,308	10,272
Interest and fees on LHFI	24,768	24,598	23,813	22,307	22,147	95,486	93,046
Total interest income	33,006	32,890	31,793	30,024	30,537	127,713	123,649

Interest expense
Deposits	12,925	13,274	13,251	12,830	13,498	52,280	53,443
Other borrowings	218	426	464	435	768	1,543	4,884
Total interest expense	13,143	13,700	13,715	13,265	14,266	53,823	58,327

Net interest income	19,863	19,190	18,078	16,759	16,271	73,890	65,322

Provision for credit losses	1,162	653	752	629	1,240	3,196	553
Net interest income after provision for credit losses	18,701	18,537	17,326	16,130	15,031	70,694	64,769

Noninterest income
Mortgage banking related income	330	299	326	221	391	1,176	1,204
Interchange and card fee income	230	238	257	266	210	991	868
Service charges on deposit accounts	256	208	215	211	230	890	846
Bank-owned life insurance	462	461	449	440	440	1,812	1,664
Gain on sale of government guaranteed loans	682	613	265	-	151	1,560	1,818
Losses on sale of available-for-sale securities	-	(10)	-	-	-	(10)	(3,465)
Other noninterest income	335	291	283	743	536	1,652	1,579
Total noninterest income	2,295	2,100	1,795	1,881	1,958	8,071	4,514

Noninterest expense
Salaries and employee benefits	7,644	6,985	6,997	6,694	6,759	28,320	26,187
Occupancy and equipment	864	850	814	788	762	3,316	2,995
Data processing	640	647	653	624	605	2,564	2,213
Other professional services	391	571	973	693	496	2,628	2,046
Software and other technology expense	808	788	719	703	774	3,018	2,742
Regulatory assessment	369	419	344	361	336	1,493	1,291
Other noninterest expense	1,546	1,596	1,592	1,556	603	6,290	4,594
Total noninterest expense	12,262	11,856	12,092	11,419	10,335	47,629	42,068

Net income before taxes	8,734	8,781	7,029	6,592	6,654	31,136	27,215
Income tax expense	1,598	2,040	1,064	1,542	950	6,244	5,311

Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

QTD Average Balances and Yields/Rates (unaudited)								Table 4
	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$21,271	$109	2.03%	$21,058	$129	2.43%	$19,900	$122	2.44%
Federal funds sold	62,215	624	3.98%	52,240	616	4.68%	71,061	870	4.87%
Investment securities	340,416	3,734	4.35%	339,619	4,125	4.82%	355,832	3,994	4.47%
Loans held for sale	198,119	3,771	7.55%	167,424	3,422	8.11%	171,457	3,404	7.90%
Loans held for investment	1,567,471	24,768	6.27%	1,543,363	24,598	6.32%	1,399,357	22,147	6.30%
Total earning assets	2,189,492	33,006	5.98%	2,123,704	32,890	6.14%	2,017,607	30,537	6.02%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(18,034)			(17,504)			(15,655)
Bank-owned life insurance	48,038			47,569			46,243
Premises, furniture and equipment, net	18,160			18,241			17,854
Deferred tax asset	15,841			17,159			17,393
Goodwill & intangible assets	6,166			6,176			6,432
Other assets	28,695			30,633			27,483
Total noninterest-earning assets	98,866			102,274			99,750
Total assets	$2,288,358			$2,225,978			$2,117,357

Interest-bearing liabilities:
Interest-bearing deposits	$1,658,037	$12,925	3.09%	$1,631,767	$13,274	3.23%	$1,526,968	$13,498	3.52%
Federal Reserve Bank - BTFP	-	-	0.00%	-	-	0.00%	10,652	132	4.93%
Federal funds purchased	8	-	0.00%	-	-	0.00%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	20,924	218	4.13%	272	3	4.38%	13,098	161	4.89%
Revolving commercial line of credit, net	-	-	0.00%	-	-	0.00%	11,995	241	7.99%
Subordinated debt, net	-	-	0.00%	12,191	423	13.77%	14,724	235	6.35%
Total interest-bearing liabilities	1,678,969	13,143	3.11%	1,644,230	13,700	3.31%	1,577,437	14,267	3.60%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	323,687			306,133			318,071
Other liabilities	28,888			28,927			27,125
Total noninterest-bearing liabilities	352,575			335,060			345,196
Shareholders' equity	256,814			246,688			194,724
Total liabilities and shareholders' equity	$2,288,358			$2,225,978			$2,117,357
Net interest income		$19,863			$19,190			$16,270
Net interest spread			2.87%			2.83%			2.42%
Net interest margin			3.60%			3.58%			3.21%

Cost of total deposits (1)			2.59%			2.72%			2.91%
Cost of total funding (1)			2.60%			2.79%			2.99%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

YTD Average Balances and Yields/Rates (unaudited)						Table 5
	Twelve Months Ended
	December 31, 2025			December 31, 2024
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Earning assets:
Cash and due from banks	$21,449	$484	2.26%	$20,546	$534	2.60%
Federal funds sold	66,287	2,901	4.38%	69,490	3,751	5.40%
Investment securities	338,498	15,534	4.59%	352,681	16,046	4.55%
Loans held for sale	167,670	13,308	7.94%	123,310	10,272	8.33%
Loans held for investment	1,511,831	95,486	6.32%	1,418,022	93,046	6.56%
Total earning assets	2,105,735	127,713	6.07%	1,984,049	123,649	6.23%
Noninterest-earning assets:
Allowance for credit losses on LHFI	(17,444)			(15,865)
Bank-owned life insurance	47,354			45,597
Premises, furniture and equipment, net	18,073			17,725
Deferred tax asset	16,991			19,023
Goodwill & intangible assets	6,209			6,372
Other assets	29,624			30,352
Total noninterest-earning assets	100,807			103,204
Total assets	$2,206,542			$2,087,253

Interest-bearing liabilities:
Interest-bearing deposits	$1,621,049	$52,280	3.23%	$1,468,164	$53,443	3.64%
Federal Reserve Bank - BTFP	-	-	0.00%	53,361	2,616	4.90%
Federal funds purchased	11	1	9.09%	-	-	0.00%
Federal Home Loan Bank of Atlanta advances	8,123	350	4.31%	4,658	238	5.11%
Revolving commercial line of credit, net	3,845	300	7.80%	12,780	1,090	8.53%
Subordinated debt, net	10,383	892	8.59%	14,706	940	6.39%
Total interest-bearing liabilities	1,643,411	53,823	3.28%	1,553,669	58,327	3.75%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	307,464			323,949
Other liabilities	28,182			29,007
Total noninterest-bearing liabilities	335,646			352,956
Shareholders' equity	227,485			180,628
Total liabilities and shareholders' equity	$2,206,542			$2,087,253

Net interest income		$73,890			$65,322
Net interest spread			2.79%			2.48%
Net interest margin			3.51%			3.29%

Cost of total deposits (1)			2.71%			2.98%
Cost of total funding (1)			2.76%			3.11%

(1) Includes noninterest-bearing deposits.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Data (unaudited)									Table 6
	As of the Quarter Ended
	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025		December 31, 2024
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Loans held for investment ("LHFI"):
Commercial Loans
Acquisition, development and construction	$119,352	7.4%	$106,787	6.9%	$100,528	6.6%	$76,453	5.2%	$72,520	5.2%
Income producing CRE	378,179	23.4	371,670	23.9	372,142	24.4	352,693	24.0	321,558	22.8
Owner-occupied CRE	92,787	5.7	96,287	6.2	91,147	6.0	90,204	6.1	94,573	6.7
Senior housing	259,529	16.1	223,719	14.4	236,474	15.5	245,292	16.7	234,081	16.6
Commercial and industrial	145,380	9.0	135,039	8.7	131,716	8.6	145,784	9.8	141,626	10.0
Retail Loans
Marine vessels	312,096	19.3	318,246	20.5	301,327	19.7	284,305	19.3	263,657	18.6
Residential mortgages	199,991	12.4	190,220	12.3	185,527	12.1	176,794	12.1	174,099	12.5
Cash value life insurance LOC	87,172	5.4	90,115	5.8	87,135	5.7	80,503	5.5	86,844	6.2
Other consumer	22,829	1.4	20,893	1.4	21,203	1.4	20,204	1.4	20,485	1.5
Gross loans held for investment	$1,617,315	100.0%	$1,552,976	100.0%	$1,527,199	100.0%	$1,472,232	100.0%	$1,409,443	100.0%
Core LHFI	1,561,791		1,492,992		1,464,200		1,406,199		1,342,073
Acquired LHFI (1)	55,524		59,984		62,999		66,033		67,370
Gross loans held for investment	$1,617,315		$1,552,976		$1,527,199		$1,472,232		$1,409,443
Allowance for credit losses on LHFI	18,743		18,028		17,497		17,104		17,118
Net loans held for investment	$1,598,572		$1,534,948		$1,509,702		$1,455,128		$1,392,325
Total loans held-for-sale	170,933		231,593		209,101		187,481		174,033
Total loans	$1,788,248		$1,784,569		$1,736,300		$1,659,713		$1,583,476

(1) Includes loans acquired through business combinations.

Nonperforming Assets (unaudited)					Table 7
	As of the Quarter Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Nonaccrual loans	$18,306	$14,171	$14,611	$14,599	$14,957
Past due loans 90 days and still accruing	-	21	93	6	49
Total nonperforming loans	$18,306	$14,192	$14,704	$14,605	$15,006
Other real estate owned	-	-	-	765	864
Total nonperforming assets	$18,306	$14,192	$14,704	$15,370	$15,870
Nonperforming loans to gross LHFI	1.13%	0.91%	0.96%	0.99%	1.06%
Nonaccrual loans to total assets	0.79%	0.63%	0.66%	0.67%	0.71%
Nonperforming assets to total assets	0.79%	0.63%	0.66%	0.70%	0.76%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Allowance for Credit Losses (unaudited)							Table 8
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Allowance for credit losses on LHFI
Balance, beginning of period	$18,028	$17,497	$17,104	$17,118	$15,615	$17,118	$15,465
Net charge-offs/(recoveries):
Commercial Loans
Acquisition, development and construction	-	-	-	-	-	-	-
Income producing CRE	-	-	-	-	-	-	-
Owner-occupied CRE	-	-	-	-	(53)	-	(53)
Senior housing	-	-	-	-	-	-	-
Commercial and industrial	(4)	(29)	19	1	3	(13)	129
Retail Loans
Marine vessels	-	162	-	-	-	162	36
Residential mortgages	(29)	(2)	(2)	(2)	(2)	(35)	(15)
Cash value life insurance LOC	-	-	-	-	-	-	-
Other consumer	20	(6)	191	16	(25)	221	(1)
Total net charge-offs/(recoveries)	$(13)	$125	$208	$15	$(77)	$335	$96
Provision for loan credit losses	702	656	601	1	1,426	1,960	1,749
Balance, ending of period	$18,743	$18,028	$17,497	$17,104	$17,118	$18,743	$17,118
Allowance for credit losses for unfunded commitments
Period beginning balance	$3,496	$3,499	$3,348	$2,720	$2,906	$2,720	$3,916
Provision (recovery) for credit losses	460	(3)	151	628	(186)	1,236	(1,196)
Period ending balance	$3,956	$3,496	$3,499	$3,348	$2,720	$3,956	$2,720
Balance, end of period - Allowance for credit losses: LHFI and unfunded commitments	$22,699	$21,524	$20,996	$20,452	$19,838	$22,699	$19,838
Total loans held for investment	$1,617,315	$1,552,976	$1,527,199	$1,472,232	$1,409,443	$1,617,315	$1,409,443
Credit Analysis
Net charge-offs to average LHFI	0.00%	0.03%	0.06%	0.00%	(0.02)%	0.02%	0.01%
Total allowance for credit losses on LHFI to total LHFI	1.16%	1.16%	1.15%	1.16%	1.21%	1.16%	1.21%
Total allowance for credit losses on LHFI to nonaccrual loans	102.39%	127.22%	119.75%	117.16%	114.45%	102.39%	114.45%
Total allowance for credit losses on LHFI to total nonperforming loans	102.39%	127.03%	118.99%	117.11%	114.07%	102.39%	114.07%

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Loan Risk Ratings (1) (2) (unaudited)					Table 9
	As of the Quarter Ended
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Acquisition, development and construction (1)
Pass	$119,352	$106,787	$100,528	$76,453	$72,520
Special mention	-	-	-	-	-
Substandard	-	-	-	-	-
Total acquisition, development and construction	$119,352	$106,787	$100,528	$76,453	$72,520
Income producing CRE (1)
Pass	$377,711	$370,788	$371,255	$352,281	$321,146
Special mention	-	-	-	-	-
Substandard	468	882	887	412	412
Total income producing	$378,179	$371,670	$372,142	$352,693	$321,558
Owner-occupied CRE (1)
Pass	$82,959	$86,533	$81,244	$83,711	$87,906
Special mention	2,739	3,579	3,612	-	-
Substandard	7,089	6,175	6,291	6,493	6,667
Total owner-occupied	$92,787	$96,287	$91,147	$90,204	$94,573
Senior housing (1)
Pass	$236,816	$205,330	$217,971	$208,922	$190,084
Special mention	11,934	12,006	12,078	24,814	25,025
Substandard	10,779	6,383	6,425	11,556	18,972
Total senior housing	$259,529	$223,719	$236,474	$245,292	$234,081
Commercial and industrial (2)
Pass	$141,020	$128,468	$124,979	$141,202	$136,878
Special mention	212	2,402	2,199	-	36
Substandard	4,148	4,169	4,538	4,582	4,712
Total commercial and industrial	$145,380	$135,039	$131,716	$145,784	$141,626
Marine vessels (2)
Performing	$312,096	$318,246	$301,327	$284,305	$263,657
Nonperforming	-	-	-	-	-
Total marine vessels	$312,096	$318,246	$301,327	$284,305	$263,657
Residential mortgages (2)
Performing	$199,601	$190,059	$185,162	$176,633	$173,834
Nonperforming	390	161	365	161	265
Total residential mortgages	$199,991	$190,220	$185,527	$176,794	$174,099
Cash value life insurance LOC (2)
Performing	$87,172	$90,115	$87,135	$80,503	$86,844
Nonperforming	-	-	-	-	-
Total cash value life insurance LOC	$87,172	$90,115	$87,135	$80,503	$86,844
Other consumer (2)
Performing	$22,829	$20,872	$21,203	$20,204	$20,442
Nonperforming	-	21	-	-	43
Total other consumer	$22,829	$20,893	$21,203	$20,204	$20,485
Gross loans held for investment	$1,617,315	$1,552,976	$1,527,199	$1,472,232	$1,409,443

(1) There were no commercial loans classified as doubtful.

(2) Retail loans are classified as either performing or nonperforming.

Non-GAAP Financial Measures

The measures entitled return on average tangible common equity, tangible book value per share, tangible common equity, tangible assets, adjusted nonperforming assets to total assets, adjusted nonperforming assets, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, pre-tax, pre-provision net revenue ("PPNR"), adjusted return on average assets, adjusted return on average equity, efficiency ratio, as adjusted, adjusted return on average tangible common equity, adjusted noninterest income to total revenue, tangible common equity to tangible assets and core deposits are not measures recognized under accounting principles generally accepted in the United States of America (“GAAP”) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are return on average shareholders’ equity, book value per share, total shareholders’ equity, total assets, total nonperforming assets to total assets, total nonperforming assets, net income, basic earnings per share, diluted earnings per share, net income, return on average assets, return on average equity, the efficiency ratio, return on average equity, noninterest income to total revenue, total common equity to total assets, and total deposits, respectively.

Management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance and prospects for future performance. While management believes that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures should be considered as additional views of the way the Company’s financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Tangible Book Value per Share / Tangible Common Equity to Tangible Assets (unaudited)							Table 10A
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2025	2025	2025	2025	2024	2025	2024
Tangible Common Equity:
Total shareholders' equity	$259,529	$250,438	$209,365	$202,104	$195,232	$259,529	$195,232
Less: Goodwill and intangibles	(6,262)	(6,186)	(6,190)	(6,199)	(6,386)	(6,262)	(6,386)
Adjusted for: Mortgage servicing rights	1,266	1,156	1,122	1,093	1,237	1,266	1,237
Tangible Common Equity	$254,533	$245,408	$204,297	$196,998	$190,083	$254,533	$190,083
Common shares outstanding	11,980,412	11,978,921	10,278,921	10,274,271	10,270,146	11,980,412	10,270,146
Book value per common share	21.66	20.91	20.37	19.67	19.01	21.66	19.01
Tangible book value per common share	21.25	20.49	19.88	19.17	18.51	21.25	18.51
Tangible assets:
Total assets	$2,306,586	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,306,586	$2,098,712
Less: Goodwill and intangibles	(6,262)	(6,186)	(6,190)	(6,199)	(6,386)	(6,262)	(6,386)
Adjusted for: Mortgage servicing rights	1,266	1,156	1,122	1,093	1,237	1,266	1,237
Tangible assets	$2,301,590	$2,250,359	$2,216,177	$2,185,285	$2,093,563	$2,301,590	$2,093,563
Tangible common equity to tangible assets	11.06%	10.91%	9.22%	9.01%	9.08%	11.06%	9.08%

ROATCE / Adjusted ROATCE (unaudited)							Table 10B
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Average shareholders' equity	256,814	246,688	205,837	199,763	194,724	227,485	180,628
Return on average shareholders' equity (1)	11.02%	10.84%	11.62%	10.25%	11.65%	10.94%	12.13%
Average Tangible Common Equity:
Average shareholders' equity	$256,814	$246,688	$205,837	$199,763	$194,724	$227,485	$180,628
Less: Average goodwill and intangibles	(6,166)	(6,176)	(6,168)	(6,328)	(6,432)	(6,209)	(6,372)
Adjusted for: Average mortgage servicing rights	1,155	1,128	1,082	1,198	1,263	1,141	1,133
Average tangible common equity	$251,803	$241,640	$200,751	$194,633	$189,555	$222,417	$175,389
Return on average tangible common (1) shareholders' equity	11.24%	11.07%	11.92%	10.52%	11.97%	11.19%	12.49%
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	-	8	-	-	-	8	2,654
Adjusted net income	$7,136	$6,749	$5,965	$5,050	$5,704	$24,900	$24,558
Average tangible common equity	$251,803	$241,640	$200,751	$194,633	$189,555	$222,417	$175,389
Adjusted return on average tangible common equity (1)	11.24%	11.08%	11.92%	10.52%	11.97%	11.20%	14.00%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Efficiency Ratio, as Adjusted / Noninterest Income to Total Revenue (unaudited)							Table 10C
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
GAAP-based efficiency ratio	55.34%	55.69%	60.85%	61.26%	56.70%	58.11%	60.24%
Net interest income	$19,863	$19,190	$18,078	$16,759	$16,271	$73,890	$65,322
Noninterest income	2,295	2,100	1,795	1,881	1,958	8,071	4,514
Adjusted for:
Loss on sale of AFS securities (1)	-	10	-	-	-	10	3,465
Adjusted revenue	$22,158	$21,300	$19,873	$18,640	$18,229	$81,971	$73,301
Total noninterest expense	12,262	11,856	12,092	11,419	10,335	47,629	42,068
Adjusted noninterest expense	$12,262	$11,856	$12,092	$11,419	$10,335	$47,629	$42,068
Efficiency ratio, as adjusted	55.34%	55.66%	60.85%	61.26%	56.70%	58.10%	57.39%
Noninterest income to total revenue	10.36%	9.86%	9.03%	10.09%	10.74%	9.85%	6.46%
Adjusted noninterest income to total adjusted revenue	10.36%	9.91%	9.03%	10.09%	10.74%	9.86%	10.89%

(1) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Net Income / Adjusted Return on Average Assets (unaudited)							Table 10D
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Average assets	2,288,358	2,225,978	2,196,716	2,111,196	2,117,357	2,206,542	2,087,253
Return on average assets (1)	1.24%	1.20%	1.09%	0.97%	1.07%	1.13%	1.05%
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	-	8	-	-	-	8	2,654
Adjusted net income	$7,136	$6,749	$5,965	$5,050	$5,704	$24,900	$24,558
Average assets	$2,288,358	$2,225,978	$2,196,716	$2,111,196	$2,117,357	$2,206,542	$2,087,253
Adjusted return on average assets (1)	1.24%	1.20%	1.09%	0.97%	1.07%	1.13%	1.18%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Net Income / Adjusted Return on Average Shareholders' Equity (unaudited)							Table 10E
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Average shareholders' equity	256,814	246,688	205,837	199,763	194,724	227,485	180,628
Return on average shareholders' equity (1)	11.02%	10.84%	11.62%	10.25%	11.65%	10.94%	12.13%
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Adjusted for:
Loss on sale of AFS securities, net of tax (2)	-	8	-	-	-	8	2,654
Adjusted net income	$7,136	$6,749	$5,965	$5,050	$5,704	$24,900	$24,558
Average shareholders' equity	$256,814	$246,688	$205,837	$199,763	$194,724	$227,485	$180,628
Adjusted return on average shareholders' equity (1)	11.02%	10.85%	11.62%	10.25%	11.65%	10.95%	13.60%

(1) Represents annualized data.

(2) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

COASTALSOUTH BANCSHARES, INC. AND SUBSIDIARY

FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income / Adjusted Basic EPS / Adjusted Diluted EPS (unaudited)							Table 10F
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2025	2025	2025	2025	2024	2025	2024
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Average common shares outstanding - basic	11,979,715	11,941,965	10,277,721	10,273,125	10,250,446	11,125,064	10,198,298
Basic earnings per share	$0.60	$0.57	$0.58	$0.49	$0.56	$2.24	$2.15
Average common shares outstanding - diluted	12,387,619	12,325,462	10,612,255	10,642,078	10,596,364	11,520,215	10,470,633
Diluted earnings per share	$0.58	$0.54	$0.57	$0.47	$0.54	$2.16	$2.09
Net income	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Adjusted for:
Loss on sale of AFS securities, net of tax (1)	-	8	-	-	-	8	2,654
Adjusted net income	$7,136	$6,749	$5,965	$5,050	$5,704	$24,900	$24,558
Adjusted basic earnings per share	$0.60	$0.57	$0.58	$0.49	$0.56	$2.24	$2.41
Adjusted diluted earnings per share	$0.58	$0.54	$0.57	$0.47	$0.54	$2.16	$2.35

(1) 2024 consists of loss on sale of AFS securities due to non-routine portfolio restructuring.

Adjusted Nonperforming Assets to Total Assets (unaudited)							Table 10G
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Total nonperforming assets	$18,306	$14,192	$14,704	$15,370	$15,870	$18,306	$15,870
Total assets	2,306,586	2,255,389	2,221,245	2,190,391	2,098,712	2,306,586	2,098,712
GAAP-based nonperforming assets to total assets	0.79%	0.63%	0.66%	0.70%	0.76%	0.79%	0.76%
Total nonperforming assets	$18,306	$14,192	$14,704	$15,370	$15,870	$18,306	$15,870
Adjusted for:
Guaranteed portions of nonaccrual loans	4,089	4,457	4,583	4,692	4,811	4,089	4,811
Adjusted total nonperforming assets	$14,217	$9,735	$10,121	$10,678	$11,059	$14,217	$11,059
Total assets	$2,306,586	$2,255,389	$2,221,245	$2,190,391	$2,098,712	$2,306,586	$2,098,712
Adjusted nonperforming assets to total assets	0.62%	0.43%	0.46%	0.49%	0.53%	0.62%	0.53%

PPNR (unaudited)							Table 10H
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Net income (GAAP-based)	$7,136	$6,741	$5,965	$5,050	$5,704	$24,892	$21,904
Plus:
Income tax expense	1,598	2,040	1,064	1,542	950	6,244	5,311
Provision (recovery) for credit losses	1,162	653	752	629	1,240	3,196	553
Pre-tax, pre-provision net revenue	$9,896	$9,434	$7,781	$7,221	$7,894	$34,332	$27,768

Core Deposits (unaudited)							Table 10I
	As of and for the Three Months Ended					As of and for the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(dollars in thousands)	2025	2025	2025	2025	2024	2025	2024
Total Deposits	$1,987,684	$1,949,672	$1,968,301	$1,937,693	$1,834,802	$1,987,684	$1,834,802
Less:
Brokered CDs	307,034	294,908	307,892	287,335	274,898	307,034	274,898
Core deposits (1)	$1,680,650	$1,654,764	$1,660,409	$1,650,358	$1,559,904	$1,680,650	$1,559,904

(1) The Company defines its core deposits as total deposits, less brokered certificates of deposit.